As filed with the Securities and Exchange Commission on September 1, 2006

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	01-0666114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 West Van Buren Street

Chicago, Illinois 60607

(Address of principal executive offices)

Huron Consulting Group Inc. 2004 Omnibus Stock Plan

(Full title of the plan)

Natalia Delgado

Vice President, General Counsel and Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, Illinois 60607

(Name and Address of Agent for Service)

(312) 583-8700

(Telephone Number, including area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock, par value $.01 per share	2,100,000	$35.51	$74,560,500	$7,977.97

1.	This registration statement shall also cover any additional shares of common stock of the Registrant which may become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plan.
2.	Estimated in accordance with Rules 457 (c) and (h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the NASDAQ Global Market on August 28, 2006 ($35.51).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-119697) of Huron Consulting Group Inc. (the “Company”) are incorporated herein by reference. This Registration Statement covers an additional 2,100,000 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) issuable under the Huron Consulting Group Inc. 2004 Omnibus Stock Plan.

PART II

Item 8. Exhibits.

Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP

Exhibit 10.1	Amendment No. 1 to the Huron Consulting Group Inc. 2004 Omnibus Stock Plan

Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP

Exhibit 23.3	Consent of PricewaterhouseCoopers LLP

Exhibit 24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on September 1, 2006.

HURON CONSULTING GROUP INC.

By:	/s/ Gary E. Holdren
Name:	Gary E. Holdren
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of Huron Consulting Group Inc., a Delaware corporation, do hereby constitute and appoint Gary E. Holdren, Gary L. Burge and Natalia Delgado, and each of them individually, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Title	Date
/s/ Gary E. Holdren	President, Chief Executive Officer and Director	September 1, 2006
Gary E. Holdren	(Principal Executive Officer)

/s/ George E. Massaro	Vice Chairman of the Board	September 1, 2006
George E. Massaro

/s/ Gary L. Burge	Vice President, Chief Financial Officer and Treasurer	September 1, 2006
Gary L. Burge	(Principal Accounting Officer)

/s/ DuBose Ausley	Director	September 1, 2006
DuBose Ausley

/s/ James D. Edwards	Director	September 1, 2006
James D. Edwards

/s/ John McCartney	Director	September 1, 2006
John McCartney

/s/ John S. Moody	Director	September 1, 2006
John S. Moody

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP

10.1	Amendment No.1 to the Huron Consulting Group Inc. 2004 Omnibus Stock Plan

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)